Exhibit 10.6

ACCESSORY (LOAN) CONTRACT #22/12-01

Almaty City	December 22, 2010

Subsidiary Bank Sberbank JSC hereinafter referred to as the Bank represented by Head of the Investment Lending and Project Funding Department Mr. Vyacheslav Anatolyevich Pavlenko acting on the basis of Power of Attorney # 805-5/202 dated February 16, 2009, on the one hand, and SM MARKET RETAIL Limited Liability Partnership hereinafter referred to as the Borrower represented by its Director Ms. Farida Idayatovna Yazdigani acting on the basis of the Charter, on the other hand, ELIKA Limited Liability Partnership hereinafter referred to as the Co-borrower 1 represented by its Director Yefim Vitalyevich Papanov acting on the basis of the Charter, on the third hand, Vympel Group Limited Liability Partnership hereinafter referred to as the Co-borrower 2 represented by Mr. Timur Tahirovich Salavatov acting on the basis of Power of Attorney w/n dated December 20, 2009, on the fourth hand, and InterBir Limited Liability Partnership hereinafter referred to as the Co-borrower 3 represented by its Director Mr. Alexander Gusseinovich Salduzi acting on the basis of the Charter, on the fifth hand (at that Co-borrower 1, Co-borrower 2 and Co-borrower 3 are hereinafter referred to as the Co-borrower), hereinafter jointly referred to as the Parties have entered this Accessory (Loan) Contract within and in pursuance of Credit Facility Agreement #26/12 dated December 26, 2007 (hereinafter referred to as the “Agreement”) as follows:

1. SUBJECT OF THE CONTRACT

1.1. The Bank extends to the Borrower a loan in the amount of KZT 575,277,600 (five hundred seventy five million two hundred seventy seven thousand six hundred tenge).
1.2. The loan is extended to the Borrower for the period from December 22, 2010 to December 21, 2011.
1.3. The Borrower undertakes to pay to the Bank for use of the loan an interest rate of 17% (seventeen percent) p.a. of the loan amount, while the efficient interest rate is 18.39% (eighteen point thirty nine per cent) p.a. The amount of interest shall be accrued for the actual balance of the loan, for the actual time of use thereof, based on a 360-day year and 30-day month. The variable interest rate shall be from 15% (fifteen per cent) to 17% (seventeen per cent) p.a. according to subparagraph d), paragraph 2,1 hereof.
1.4. The amount, interest calculation procedure, repayment schedule, and due dates may be changed as agreed by the Parties by signing a supplement agreement to the Accessory Contract.

2. TERMS AND CONDITIONS OF LENDING

2.1. The loan shall be extended to the Borrower for the following purposes: replenishment of its working capital.
2.2. The Bank shall extend the loan by crediting current account of the Borrower # 035467997 with Subsidiary Bank Sberbank JSC for an amount of the loan.
2.3. The Borrower shall repay the principal amount and pay the interest  by means of money transfer  to the Bank by the deadlines and in the amount as set out in Schedule 1 hereto being an integral part hereof.
2.4. The Bank shall be entitled to withdraw (write off) without further authorization and irrevocably all amounts of  the Borrower’s overdue debt hereunder in any currency, including the principal amount, interest, expenses and losses associated with of the Borrower’s default hereunder, in a manner and using methods provided for herein and by the existing laws of the Republic of Kazakhstan.

3. RESPONSIBILITIES OF THE PARTIES

3.1. The Bank and the Borrower shall be held liable to each other hereunder in accordance with the laws of the Republic of Kazakhstan. The Bank shall be responsible only subject to its intentional guilt which has caused real damage to the Borrower. The Borrower shall bear burden of proving the Bank’s guilt. The Bank must compensate for moral damage and/or lost profits under no circumstances.

4. FINAL PROVISIONS

4.1. Relations between the Parties not regulated by this Accessory Contract shall be governed by the Agreement, which provisions have direct effect on relations between the Parties hereunder.
4.2. This Accessory Contract is executed in five Russian copies having equal legal effect, one copy for the Bank and one copy for the Borrower, one copy for Co-Borrower 1, one copy for Co-Borrower 2, and one copy for Co-Borrower 3.

5. REGISTERED OFFICES AND BANK DETAILS OF THE PARTIES

THE BANK: Subsidiary Bank Sberbank JSC, 30/26 Gogol Str. / Kaldayakov Str., Almaty City, Republic of Kazakhstan, IIC 900161414 with the Department of Accounting of Monetary Transactions (OOKSP) of the National Bank of the Republic of Kazakhstan, code 125, BIC 190501914, TRN 600900050984, residence attribute - 1, code of economic sector - 4;

THE BORROWER: SM MARKET RETAIL Limited Liability Partnership, registered and street address: 38, Dostyk Ave., Almaty City, Republic of Kazakhstan, TRN 600900584869, IIC 035467997 with Subsidiary Bank Sberbank JSC, residence attribute - 1, code of economic sector - 7.

CO-BORROWER 1: ELIKA Limited Liability Partnership, registered and street address: apt. 37, building 57, microdistrict 1, Almaty City, Republic of Kazakhstan, TRN 600900165637, IIC 035467094 with Subsidiary Bank Sberbank JSC, residence attribute - 1, code of economic sector - 7.

CO-BORROWER 2: Vympel Group Limited Liability Partnership, registered and street address: 12, Vesnovka Str., Dorozhnik microdistrict, Almaty City, Republic of Kazakhstan, TRN 600500082273, IIC 035467395 with Subsidiary Bank Sberbank JSC, residence attribute - 1, code of economic sector - 7.

CO-BORROWER 3: InterBir Limited Liability Partnership, registered and street address: 95b, Angarskaya Str., Almaty City, Republic of Kazakhstan, TRN 600400507879, IIC 035467793 with Subsidiary Bank Sberbank JSC, residence attribute - 1, code of economic sector - 7.

BANK _______________signature, seal__________ (V.A. Pavlenko)	BORROWER _______________signature, seal__________ (full name)

CO-BORROWER 1 _______________signature, seal__________ (full name)	CO-BORROWER 2 _______________signature, seal__________ (full name)

CO-BORROWER 3 _______________signature, seal__________ (full name)

Annex #1
to Accessory (Credit) Contract
# 22/12-01 dated December 22, 2010

DEBT REPAYMENT SCHEDULE
under Accessory (Loan) Contract
#22/12-01 dated December 22, 2010

Sr #	Date	Balance of the principal debt	Principal debt payable	Interests payable (15%)	Total sum payable	Interests payable (17%)	Total sum payable
1	21.01.2011	575 277 600.00	0.00	7 190 970.00	7 190 970.00	8 149 766.00	8 149 766.00
2	21.02.2011	575 277 600.00	0.00	7 190 970.00	7 190 970.00	8 149 766.00	8 149 766.00
3	21.03.2011	575 277 600.00	0.00	7 190 970.00	7 190 970.00	8 149 766.00	8 149 766.00
4	21.04.2011	575 277 600.00	0.00	7 190 970.00	7 190 970.00	8 149 766.00	8 149 766.00
5	21.05.2011	575 277 600.00	0.00	7 190 970.00	7 190 970.00	8 149 766.00	8 149 766.00
6	21.06.2011	575 277 600.00	0.00	7 190 970.00	7 190 970.00	8 149 766.00	8 149 766.00
7	21.07.2011	575 277 600.00	0.00	7 190 970.00	7 190 970.00	8 149 766.00	8 149 766.00
8	21.08.2011	575 277 600.00	0.00	7 190 970.00	7 190 970.00	8 149 766.00	8 149 766.00
9	21.09.2011	575 277 600.00	0.00	7 190 970.00	7 190 970.00	8 149 766.00	8 149 766.00
10	21.10.2011	575 277 600.00	0.00	7 190 970.00	7 190 970.00	8 149 766.00	8 149 766.00
11	21.11.2011	575 277 600.00	0.00	7 190 970.00	7 190 970.00	8 149 766.00	8 149 766.00
12	21.12.2011	575 277 600.00	575 277 600.00	7 190 970.00	582 468 570.00	8 149 766.00	583 427 366.00
TOTAL:			575 277 600.00	86 291 640.00	661 569 240.00	97 797 192.00	673 074 792.00

BANK _______________signature, seal__________ (V.A. Pavlenko)	BORROWER _______________signature, seal__________ (full name)

CO-BORROWER 1 _______________signature, seal__________ (full name)	CO-BORROWER 2 _______________signature, seal__________ (full name)

CO-BORROWER 3 _______________signature, seal__________ (full name)